EXHIBIT 1


               AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization (the "Agreement") is entered into as of January 20, 1998, by and among The Somerset Group, Inc., an Indiana corporation ("Somerset"), Whipple & Company Professional Corporation, an Indiana professional corporation ("Whipple"), and Patrick J. Early, Robert C. Phillips, Steven J. Riddle, Michael J. McCaslin, Stephen F. Dobias, James E. Weaver, Stephen M. Wessel, Susan E. Naus, and Cannon J. Wood (sometimes individually and collectively referred to as a "Whipple Principal" and the "Whipple Principals").

                             RECITALS

     WHEREAS, the Boards of Directors of Somerset and Whipple believe that it is in the best interests of their respective companies and the shareholders of their respective companies that Somerset and Whipple combine into a single company through the statutory merger of Whipple with and into Somerset (the "Merger");

     WHEREAS, the Whipple Principals own in the aggregate all issued and outstanding shares of the common stock of Whipple (the "Whipple Common Stock");

     WHEREAS, pursuant to the Merger, all outstanding shares of Whipple Common Stock are being converted into shares of the no par value common stock of Somerset ("Somerset Common Stock") as provided in this Agreement;

     WHEREAS, Whipple, the Whipple Principals, and Somerset desire to make certain representations and warranties and other agreements in connection with the Merger; and

     WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a)(1)(A) of the Code;

     NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                            ARTICLE I

                              MERGER

     1.1 The Merger. At the Effective Time (as hereinafter defined) on the date hereof, and subject to and upon the terms and conditions of this Agreement, the Agreement of Merger attached hereto as Exhibit A (the "Agreement of Merger") and the applicable provisions of the Indiana Business Corporation Law and IC 23-1.5 (collectively, "State Law"), Whipple shall be merged with and into Somerset, the separate corporate existence of Whipple shall cease, and Somerset shall continue as the surviving corporation.

          (a) Effect of the Merger. The effect of the Merger shall be as provided in this Agreement, the Agreement of Merger and the applicable provisions of State Law. Without limiting the generality of the foregoing, and except as specifically provided in this Agreement, all the property, rights, privileges, powers and franchises of Whipple shall vest in Somerset, and all debts, liabilities and duties of Whipple shall become the debts, liabilities and duties of Somerset.

          (b)  Articles of Incorporation; Code of By-Laws.

               (i)  At the Effective Time, the Amended Articles of
Incorporation of Somerset, as in effect immediately prior to the Effective Time, shall continue to be the Amended Articles of Incorporation of Somerset until thereafter amended as provided by the Indiana Business Corporation Law and such Amended Articles of Incorporation.

               (ii) At the Effective Time, the Amended and Restated
Code of By-Laws of Somerset, as in effect immediately prior to the Effective Time, shall continue to be the Amended and Restated Code of By-Laws of Somerset until thereafter amended.

          (c) Directors and Officers. At the Effective Time, the directors of Somerset, as in effect immediately prior to the Effective Time, shall continue to be the directors of Somerset, until their respective successors are duly elected or appointed and qualified. The officers of Somerset, as in effect immediately prior to the Effective Time, shall continue to be the officers of Somerset, until their respective successors are duly elected or appointed and qualified.

          (d) Effect on Capital Stock. Subject to the terms and conditions of this Agreement and the Agreement of Merger, by virtue of the Merger and without any action on the part of the holder of any shares of Whipple Common Stock, at the Effective Time the following shall occur:

               (i) Conversion of Whipple Common Stock. Each of the shares of Whipple Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 860.224 shares of Somerset Common Stock (the "Conversion Ratio"). If as a result of the application of the Conversion Ratio, the aggregate number of shares of Somerset Common Stock to be delivered to any Whipple Principal shall include any fractional shares of Somerset Common Stock, no such fractional shares shall be issued, but in lieu thereof the total number of shares of Somerset Common Stock to be issued to such Whipple Principal shall be rounded to the next highest whole number of shaares of Somerset Common Stock. BAsed on the foregoing, the Aggregate number of shares of Somerset Common Stock to be issued to each Whipple Principal is listed in attached Schedule 1.1.

               (ii) Basis of Conversion Ratio. The Conversion Ratio provided in Section 1.1(d)(i) is based on a total value of shares of Somerset Common Stock to be exchanged of $7,000,000 (subject to rounding as provided in Section 1.1[d][i] above) at $21 per share of Somerset Common Stock.

               (iii) Cancellation of Whipple Common Stock Owned by Whipple. At the Effective Time, all shares of Whipple Common Stock, if any, that are owned by Whipple as treasury stock immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

               (iv) No Further Ownership Rights in Whipple Common
Stock. The shares of Somerset Common Stock to be issued upon the exchange of shares of Whipple Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Whipple Common Stock, and there shall be no further registration of transfers on the records of Somerset of shares of Whipple Common Stock which were outstanding immediately prior to the Effective Time.

          (e) Tax Consequences of Merger. The parties hereto intend that the Merger shall constitute a tax-free reorganization within the meaning of
Section 368 of the Code.

          (f)  Accounting Treatment of Merger.  The combination of
Somerset and Whipple effected by the Merger will be accounted for under the pooling-of-interests method of accounting.

          (g)  Restricted Securities.  The shares of Somerset Common
Stock issued in connection with the Merger will be "restricted securities" under the Securities Act of 1933, as amended (the "Act") and Rules 144 and/or 145 promulgated thereunder and may only be sold or otherwise transferred pursuant to an effective registration statement under the Act or an exemption from the registration requirements of the Act. The parties hereto understand and agree that the shares of Somerset Common Stock issued in connection with the Merger, and any securities issued in respect thereof or exchange therefor, will bear one or more appropriate legends regarding restrictions on transfer imposed by state and federal securities laws and other restrictions on transfer set forth in this Agreement or any exhibit hereto.

     1.2  Closing.

          (a) Closing. The closing of the Merger (the "Closing") is taking place on the date hereof immediately subsequent to the Effective Time (the "Closing Date'). The Closing is taking place at the offices of Bose, McKinney & Evans, 2700 First Indiana Plaza, 135 North Pennsylvania Street, Indianapolis, Indiana.

          (b)  Actions at the Closing.  At the Closing,  Somerset,
Whipple, and the Whipple Principals are taking such actions and executing and delivering such agreements and other instruments and documents as necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with its terms, including, without limitation, the following:

               (i) The parties hereto are causing the Merger to be consummated by filing on the date hereof Articles of Merger with the Office of the Secretary of the State of Indiana, in accordance with the relevant provisions of State Law (the time of such filing being the "Effective Time");

               (ii) The Whipple Principals are executing or causing to be executed (as applicable) and delivering to Somerset:

                      (1) the Agreement of Merger;

                      (2) the resignations described in Section 4.2;

                      (3) the Employment Agreements of the Whipple
Principals described in Section 4.1;

                      (4) the Noncompetition and Nondisclosure Agreements of the Whipple Principals and Whipple & Company, PC described in Section 4.3;

                      (5) the Employment Agreements of all Whipple Key Personnel described in Section 4.4;

                      (6) the Management Services Agreement between Somerset and Whipple & Company, PC described in Section 4.14;

                      (7) the assignment by Whipple to Somerset of the right, title, and interest of Whipple in and to all employment agreements between Whipple and personnel of Whipple other than the Whipple Principals and Whipple Key Personnel;

                      (8) stock certificates representing all the outstanding Whipple Common Stock, endorsed in blank by the Whipple Principals; and

                      (9) a legal opinion of counsel for Whipple and the Whipple Principals in a form reasonably satisfactory to Somerset.

                  (iii) Somerset is executing (as applicable) and delivering to the Whipple Principals:

                      (1) the Agreement of Merger;

                      (2) the Employment Agreements of the Whipple
Principals described in Section 4.1;

                      (3) the Noncompetition and Nondisclosure Agreements of the Whipple Principals and Whipple & Company, PC described in Section 4.3.

                      (4) the Employment Agreements of the Whipple Key Personnel described in Section 4.4;

                      (5) the assignment by Whipple to Somerset of the right, title, and interest of Whipple in and to all employment agreements between Whipple and any personnel of Whipple other than the Whipple Principals and Whipple Key Personnel;

                      (6) the Management Services Agreement between Somerset and Whipple & Company, PC described in Section 4.14;

                      (7) stock certificates representing the Somerset Common Stock to be exchanged for the Whipple Common Stock; and

                      (8) a legal opinion of counsel for Somerset in a form reasonably satisfactory to the Whipple Principals.

            (c) Taking of Necessary Action; Further Action. If at any time after the Effective Time, any further action of Whipple, Somerset, or the Whipple Principals is necessary or desirable to carry out the purposes of this Agreement and to vest Somerset with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Whipple, the officers and directors of Whipple and Somerset are fully authorized in the name of their respective corporations or otherwise to take, and Somerset, Whipple, and the Whipple Principals will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.


                            ARTICLE II

                  REPRESENTATIONS AND WARRANTIES
              OF WHIPPLE AND THE WHIPPLE PRINCIPALS

     Each representation and warranty set forth below is qualified by any exceptions or disclosures set forth in the Whipple Disclosure Schedule attached hereto as Exhibit B, and the Schedules to this Agreement. Any disclosure in the Whipple Disclosure Schedule or in any Schedule which refers to or relates to a particular Section in this Article II shall be deemed to be a disclosure or exception, to the extent relevant, with respect to representations and warranties included in other Sections of this Article II. In all other respects, and representation and warranty set out in this Article II is not limited or qualified in any way whatsoever, will not merge on Closing or by reason of the execution and delivery of any agreement, document or instrument on on Closing will remain in force on and after the Closing Date subject to the terms of this Agreement, is given with the intention that liability is not confined to breaches discovered before Closing, is separate and independent and is not limited by reference to any other representation or warranty or any other provision of this Agreement, and is made and given with the intention of inducing Somerset to enter into this Agreement. Any reference in this Article to Whipple (other than in Sections 2.1, 2.2, 2.4, 2.6, and 2.8 hereof) shall, except as otherwise specifically provided, be deemed also to include and refer to Whipple Financial Advisors, LLC and to Woodfield Marketing, Inc. (sometimes referred to herein as the "Ancillary Entities") and to their respective businesses, the assets and businesses of which have been acquired by Whipple prior to the date hereof. Whipple and the Whipple Principals jointly and severally represent and warrant to Somerset as follows:

     2.1 Organization, Standing, and Power. Whipple is a professional corporation duly organized, validly existing and in good standing under the laws of the State of Indiana. Whipple has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business and properties makes such qualification necessary. Whipple has delivered a true and correct copy of its Articles of Incorporation and Code of By-Laws, each as amended to date, to Somerset. Whipple is not in violation of any of the provisions of its Articles of Incorporation or Bylaws. Whipple does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     2.2 Capital Structure. The authorized capital stock of Whipple consists of one thousand (1,000) shares of Common Stock, of which there are
387.5 shares issued and outstanding as of the date hereof. The ownership of the outstanding shares of Whipple capital stock is as set forth on Schedule 1.1 hereof. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities of Whipple. All outstanding shares of Whipple Capital Stock are duly authorized, validly issued, fully paid and non-assessable; free of any liens or encumbrances; and not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Code of By-Laws of Whipple or any agreement to which Whipple or the Whipple Principals are parties or by which Whipple or the Whipple Principals are bound. Whipple and the Whipple Principals have terminated the Stock Retirement Agreement by and among them dated August 23, 1996. Except for the rights created pursuant to this Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character to which Whipple or any Whipple Principal is a party or by which they are bound obligating Whipple or any one or more Whipple Principals to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Whipple or obligating Whipple or the Whipple Principals to grant or enter into any option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of the Whipple Common Stock. All outstanding shares of Whipple Common Stock were issued in compliance with all applicable federal and state securities laws, and in accordance with the Indiana Business Corporation Law and IC 23-1.5.

     2.3 No Violation. Neither the execution, delivery and performance of this Agreement and all of the other agreements and instruments to be executed and delivered pursuant hereto, nor the consummation of the transactions contemplated hereby or thereby, will, with or without the passage of time or the delivery of notice or both, (i) conflict with or result in a violation or breach of, or constitute a default or require consent of any third party (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which Whipple or any Whipple Principal is a party or by which they or the Whipple Common Stock may be bound, (ii) violate any statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any court, adminis-trative agency or commission or other governmental authority or instrumentality ("Governmental Entity") applicable to Whipple or the Whipple Principals or by which they or the Whipple Common Stock may be bound, or (iii) violate any provision of the Articles of Incorporation or Code of By-Laws of Whipple.

     2.4 Authority of Whipple. Whipple has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Whipple. This Agreement has been duly executed and delivered by Whipple and constitutes the valid and binding obligation of Whipple enforceable against Whipple in accordance with its terms. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Whipple or any Whipple Principal in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger, as provided in
Section 1.2, and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws.

     2.5 Authority of Whipple Principals. Each Whipple Principal has full power and authority to execute and deliver this Agreement (and all other agreements and instruments contemplated hereunder) and to perform his or her obligations hereunder and thereunder. This Agreement has been duly and validly executed and delivered by each Whipple Principal and constitutes, and the other agreements and instruments to be executed and delivered by each Whipple Principal pursuant hereto, upon execution and delivery by each Whipple Principal , will constitute legal, valid and binding agreements of each Whipple Principal, enforceable against each Whipple Principal in accordance with their respective terms.

     2.6. Financial Statements. Whipple and the Whipple Principals have delivered to Somerset (a) Whipple's unaudited financial reports (balance sheet and statement of operations and retained earnings) as of and for the twelve (12) month fiscal years ended June 30, 1997, June 30, 1996 and June 30, 1995 respectively; (b) Whipple's unaudited financial reports (balance sheet and statement of operations and retained earnings) with respect to each quarterly period ending September 30, December 31, and March 31 during the fiscal years ending June 30, 1997, June 30, 1996, and June 30, 1995, and (c) Whipple's unaudited financial statements (balance sheet and operations and retained earnings) as of and for the five (5) month period ended November 30, 1997 (collectively the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accor-dance with generally accepted accounting principles applied on a consistent basis throughout the period indicated, except that the Financial Statements do not have notes thereto and do not contain provisions for deferred federal and state income taxes. The Financial Statements accurately set out and describe the financial condition and operating results of Whipple in all material respects as of the dates, and for the periods, indicated therein. The December 31, 1997, Balance Sheet to be prepared and delivered to Somerset by the Whipple Principals in accordance with Section 4.9 shall be complete and correct in all material respects and shall be prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, except that such December 31, 1997, Balance Sheet shall not have notes thereto. The December 31, 1997, Balance Sheet shall accurately set out and describe the financial condition, including all liabilities, of Whipple as of December 31, 1997, in all material respects. Whipple and the Whipple Shareholders have also delivered to Somerset certain Control Statistics and Personnel Statistics with respect to Whipple for the fiscal years ended June 30, 1997 through 1994, and such materials are complete and correct in all material respects.

     2.7 Absence of Certain Changes. Since June 30, 1997, Whipple has conducted its business in the ordinary course consistent with past practice, and since such time (but since December 31, 1995, with respect to Sections 2.7(b) and (d) below) Whipple has not:

            (a) Organization Documents. Caused or permitted any amendments to Whipple's Articles of Incorporation or Code of By-Laws;

            (b) Dividends; Changes in Capital Stock. Declared or paid any dividends on or made any other distributions (whether in cash, stock or property) in respect of any of Whipple's capital stock, or split, combined or reclassified any of Whipple's capital stock or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for shares of Whipple's capital stock, or repurchased or otherwise acquired, directly or indirectly, any shares of Whipple's capital stock;

            (c) Material Contracts. Entered into any material contract or commitment, or violated, amended or otherwise modified or waived any of the terms of any of Whipple's material contracts, other than in the ordinary course of business consistent with past practice;

            (d) Issuance of Securities. Issued, delivered or sold or authorized or proposed the issuance, delivery, or sale of, or purchased or proposed the purchase of, any shares of Whipple's capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

            (e) Intellectual Property. Transferred to any person or entity any rights to Whipple's Intellectual Property (as hereinafter defined) other than in the ordinary course of business consistent with past practice;

            (f) Grant of Rights. Entered into or amended any agreements pursuant to which any other party is granted marketing or other rights of any type or scope with respect to any of Whipple's services, products, or technology;

            (g) Dispositions. Sold, leased, licensed or otherwise disposed of or encumbered any of Whipple's business or assets other than in the ordinary course of business;

            (h) Indebtedness. Incurred any indebtedness for borrowed money on behalf of Whipple or guaranteed any indebtedness or issued or sold any debt securities or guaranteed any debt securities of others other than in the ordinary course of business;

            (i)   Leases.   Entered into any operating lease, whether or not
in the ordinary course of business, with aggregate expected payments in excess of $5,000;

            (j) Payment of Obligations. Paid, discharged, or satisfied in an amount in excess of $10,000 in any one case or $50,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business;

            (k) Capital Expenditures. Made any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice;

            (l) Insurance. Materially reduced the amount of any insurance coverage provided by existing insurance policies relating to the business, assets or liabilities of Whipple;

            (m)   Termination or Waiver.   Except as described in Section
2.7(s) below, terminated or waived any right of material value to Whipple, other than write-offs of work in process and accounts receivable of Whipple in the ordinary course of business of Whipple consistent with past practice;

            (n) New Hires; Pay Increases. Adopted or amended any employee benefit or stock purchase or option plan, hired any new employees, paid any special bonus or special remuneration to any employee, or increased the salaries or wage rates of Whipple's employees;

            (o) Severance Arrangements. Granted any severance or termination pay (i) to any director or officer of Whipple or (ii) to any other employee of Whipple except grants which are made in the ordinary course of business in accordance with Whipple's standard past practice;

            (p) Lawsuits. Commenced a lawsuit relating to Whipple other than for the routine collection of bills;

            (q) Acquisitions. Acquired or agreed to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, assoc-iation or other business organization or division thereof, or otherwise acquired or agreed to acquire any assets which are material, individually or in the aggregate, to the business of Whipple, taken as a whole;

            (r) Taxes. Other than in the ordinary course of business, made or changed any material election in respect of Taxes relating to Whipple, adopted or changed any accounting method in respect of Taxes of Whipple or consented to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes of Whipple;

            (s) Revaluation. Revalued any of Whipple's assets, including without limitation writing-off notes or accounts receivable other than in the ordinary course of business; or

            (t) Other. Agreed in writing or otherwise to take, any of the actions described in Sections 2.7(a) through (s) above, or any action which would make any of Whipple's or representations or warranties of the Whipple Principals contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform any covenants of Whipple or the Whipple Principals hereunder.

     2.8 Absence of Undisclosed Liabilities; Changes in Financial Condition and Business. Whipple has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the balance sheet in the Financial Statements for the period ended June 30, 1997 (the "June 30, 1997, Balance Sheet"); (ii) those incurred in the ordinary course of business and not required to be set forth in the June 30, 1997, Balance Sheet under generally accepted accounting principles;
(iii) those incurred in the ordinary course of business since June 30, 1997, and consistent with past practice; (iv) those incurred in connection with the execution of this Agreement; and (v) those otherwise disclosed on the Whipple Disclosure Schedule or other schedules to this Agreement, including but not limited to any requirements for withholding or contributions of amounts due to federal, state or local taxing authorities. There has not been, since June 30, 1997, any significant adverse change in the financial condition and business of Whipple. The December 31, 1997, Balance Sheet shall not reflect any significant adverse change in the financial condition and business of Whipple from that reflected in the June 30, 1997, Balance Sheet.

     2.9 Litigation. There is no private or governmental action, suit, judicial or administrative proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Whipple or any Whipple Principal, threatened against Whipple, any Whipple Principal, or any Whipple employee (to the extent relating to the business of Whipple). There is no judgment, decree or order against Whipple or any Whipple Principal, or, to the knowledge of Whipple or any Whipple
Principal, any of Whipple's directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or which relates to or affects Whipple or its assets and business or any Whipple Principal. All claims, suits, and proceedings to which Whipple or any Whipple Principal is a party, or to the knowledge of Whipple or the Whipple Principals in which Whipple or any Whipple Principal is threatened to become a party and which relates in any way to the business of Whipple, is disclosed in the Whipple Disclosure Schedule.

     2.10 Restrictions on Business Activities. Except as provided in this Agreement, there is no agreement, judgment, injunction, order or decree binding upon Whipple or any Whipple Principal which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Whipple, any acquisition of property by Whipple, or the conduct of business by Whipple as currently conducted by Whipple.

     2.11 Regulatory Authorization. Schedule 2.11 hereto contains a complete and accurate list and description (including without limitation any applicable expiration dates) of all licenses, permits, consents, orders, approvals, certificates of authority, registrations, qualifications and other authorizations issued by any federal, state, municipal or other government department, commission, court, board, bureau, arbitration tribunal, agency or other instrumentality or regulatory entity, including without limitation the Indiana Board of Accountancy, the National Association of Securities Dealers, Inc., the Securities Exchange Commission ("SEC") and the Office of the Secretary of State of Indiana, which are held by Whipple or any officer, employee or agent of Whipple. Except as specifically set forth in Schedule 2.11, all such licenses, permits, consents, orders, approvals, certificates of authority, registrations, qualifications and other authorizations have been lawfully obtained and are in full force and effect, and will not cease to remain in full force and effect in accordance with their terms by reason of consummation of the Merger. Whipple and its officers, employees, and agents, including without limitation the Whipple Principals, are in full compliance with the terms and conditions of all such licenses, permits, consents, orders, approvals, certificates of authority, registrations, qualifications and other authorizations. There are no disputes or proceedings pending or to the know-ledge of the Whipple Principals threatened with respect to the suspension, revocation, nonrenewal or limitation of (or any disciplinary or other action relating to) any such license, permit, consent, order, approval, certificate of authority, registration, qualification or other authorization. No event has occurred which, whether with notice or lapse of time or both, will or may result in the suspension, revocation, nonrenewal or limitation of any such license, permit, consent, order, approval, certificate of authority, registration, qualification or other authorization. All filings, submissions and other actions required to have been made or taken in order to renew any such license, permit, consent, order, approval, certificate of authority, registration, quali-fication or other authorization have been made or taken within the time periods required or reasonably necessary for such renewal.

     2.12 Title to Property. Whipple has good and marketable title to all of its properties, interests in properties and assets, real and personal, including without limitation the assets and businesses of the Ancillary Entities or with respect to leased properties and assets, valid leasehold interests in such leased properties and assets free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current property taxes not yet due and payable, and (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties (the "Permitted Encumbrances"). The property and equipment of Whipple that are used in the operations of its businesses are in good operating condition and repair.
Schedule 2.12 is a listing of each parcel of real property owned or leased by Whipple and any and all fixtures, furniture, and equipment owned or leased by Whipple. Whipple and the Whipple Principals have taken any and all actions required to acquire all assets, contract rights, and business of the Ancillary Entities, which assets, contract rights, and businesses are subject to all representations and warranties under this Article II applicable to Whipple. Whipple owns, leases, or holds all property, including real property and tangible and intangible personal property, used or material to the operation of the business of Whipple.

     2.13   Intellectual Property.

            (a) Whipple owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that is used or proposed to be used in the business of Whipple as currently conducted or as proposed to be conducted by Whipple.

            (b) Schedule 2.13 lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, copyrights, and maskworks, included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Whipple is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all licenses, sublicenses and other agreements to which Whipple is a party and pursuant to which Whipple is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any Whipple product or service that is material to its business.

            (c) There is no material unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Whipple, any trade secret material to Whipple, or any Intellectual Property right of any third party to the extent licensed by or through Whipple, by any third party, including any employee or former employee of Whipple. Whipple has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property.

            (d) Whipple is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any material license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights.

            (e) All patents, registered trademarks, service marks and copyrights held by Whipple are valid and subsisting. Whipple (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; (ii) has no knowledge that the marketing, licensing or sale of its products or services infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party; and (iii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

            (f) Whipple has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that Whipple does not already own by operation of law.

            (g) Whipple has taken all necessary and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information"). All use, disclosure or appropriation of Confidential Information owned by Whipple by or to a third party has been pursuant to the terms of a written agreement between Whipple and such third party. All use, disclosure or appropriation of Confidential Information not owned by Whipple has been pursuant to the terms of a written agreement between Whipple and the owner of such Confidential Information, or is otherwise lawful.

     2.14 Environmental Matters. Whipple and its business and properties are, and at all times have been, in material compliance with all Environmental Laws. For purposes of this Section 2.14, Environmental Laws shall mean all federal, regional, state, county or local laws, statutes, ordinances, decisional law, rules, regulations, codes, orders, decrees, directives and judgments relating to public health or safety, pollution, damage to or protection of the environment, environmental conditions, releases or threatened releases of hazardous materials into the environment or the use, manufacture, processing, distribution, treatment, storage, generation, disposal, transport or handling of hazardous materials, whether existing in the past or present or hereafter enacted, rendered, adopted or promulgated. For purposes of this Agreement, Environmental Laws shall include, but are not limited to, the following laws, and the regulations promulgated thereunder, as the same may be amended from time to time: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. 9601 et seq.) ("CERCLA"); the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.) ("RCRA"); the Clean Air Act (42 U.S.C. 7401 et seq.); the Clean Water Act (33 U.S.C. 1251 et seq.); together with their state law analogs. For purposes of this Section 2.14, Hazardous Materials means any toxic or hazardous substance, material or waste and any pollutant or contaminant, or infectious or radioactive substance or material, or any substances, materials and wastes defined or regulated under any Environmental Laws, including without limitation solid wastes, petroleum, polychlorinated byphenyls and urea formaldehyde.

     2.15   Taxes.

            (a) Definitions. For purposes of this Agreement, the following definitions shall apply:

                  (i) The term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, (B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or (C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

                  (ii) The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

            (b) Returns Filed and Taxes Paid. All Returns required to be filed by or on behalf of Whipple have been duly filed on a timely basis and such Returns are true, complete and correct. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of Whipple under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis, and no other Taxes are payable by Whipple with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns). Whipple has no liability for unpaid Taxes (whether actual or contingent, and whether or not shown on Returns filed prior to the Closing Date) for any periods (or portion thereof) ending on or prior to the Closing Date, other than accruals for Taxes in the ordinary course of business to be reflected in the December 31, 1997, Balance Sheet. Whipple has withheld and paid over all Taxes required to have been withheld and paid over and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of Whipple with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes Whipple is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established. Whipple has not been at any time a member of any partnership or joint venture for a period for which the statute of limitations for any Tax potentially applicable to Whipple as a result of such membership has not expired.

            (c) Returns Furnished. Somerset has been furnished by Whipple with true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of Whipple relating to Taxes, and (ii) all federal and state income or franchise tax returns and state sales and use tax Returns for or including Whipple (including the Ancillary Entities) for the years ended June 30, 1997, June 30, 1996, and June 30, 1995. Whipple has never been a member of an affiliated group of corporations filing consolidated returns or a unitary group of corporations filing combined returns. Whipple is not required to file Returns with any state other than states for which Returns have been duly filed and furnished to Somerset.

            (d) Tax Deficiencies; Audits; Statutes of Limitations. The Returns of Whipple have never been audited by a government or taxing authority, nor is any such audit in process, pending or to the knowledge of the Whipple Principals threatened. No deficiencies exist or have been asserted within the past six(6) years (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes of Whipple, and Whipple has not received notice (either in writing or verbally, formally or informally) nor expects to receive notice that it has not filed a Return or paid Taxes required to be filed or paid. Whipple is not a party to any action or proceedings for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally, formally or informally) against Whipple or any of its assets. No waiver or extension of any statute of limi-tations is in effect with respect to Taxes or Returns of Whipple.

            (e) Tax Sharing Agreements. Whipple is not (nor has it ever been) a party to any tax sharing agreement.

            (f) Tax Elections. Whipple is not, nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and Somerset is not required to withhold tax on the purchase of the Whipple Common Stock by reason of Section 1445 of the Code. Whipple is not a "consenting corporation" under Section 341(f) of the Code. Whipple has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to Somerset pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. Whipple has not agreed to nor is it required to make any adjustment under Code Section 481(a) by reason of a change in accounting method, and Whipple does not and will not otherwise have any material income reportable for a period ending after the Closing Date attributable to a transaction or other event (e.g., an installment sale) occurring prior to the Closing Date. Whipple is not, nor has it been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A and the regulations thereunder.

            (g)   Representations Relating to Reorganization.

                  (1) Whipple is participating in the Merger for good and valid business reasons and not for tax purposes.

                  (2) Whipple has operated its historic business or used a significant portion of its historic business assets in a trade or business.

                  (3) The liabilities of Whipple and the liabilities to which the assets of Whipple to be transferred to Somerset in the Merger are subject have been incurred by Whipple in the ordinary course of its business.

                  (4) Whipple is not an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv)of the Code.

                  (5) Whipple is not under the jurisdiction of a court in a Title 11 bankruptcy or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                  (6) Neither Whipple nor the Whipple Principals have any knowledge of any present plan or intention on the part of the Whipple Principals to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction which results in a reduction in the risk of ownership or a direct or indirect disposition of shares of Somerset Common Stock to be issued to the Whipple Principals in the Merger, which shares would have an aggregate fair market value, as of the Effective Time, in excess of fifty percent (50%) of the aggregate fair market value (as determined based on the value to be exchanged in the Merger), immediately prior to the Merger, of all outstanding shares of Whipple Common Stock.

     2.16   Employee Benefit Plans.

            (a) Schedule 2.16 lists, with respect to Whipple, including the Ancillary Entities, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) each loan to a non-officer employee in excess of $1,000, each loan to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Whipple and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Whipple of greater than $20,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Whipple (together, the "Whipple Employee Plans").

            (b) Whipple has furnished to Somerset a copy of each of the Whipple Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Whipple Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Whipple Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. Whipple has also furnished Somerset with the most recent Internal Revenue Service determination letter, if any, issued with respect to each such Whipple Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Whipple Employee Plan subject to Code
Section 401(a).

            (c) (i) None of the Whipple Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Whipple Employee Plan; (iii) each Whipple Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and Whipple and each ERISA Affiliate have performed all obligations required to be performed by them under, are not in any respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Whipple Employee Plans; (iv) neither Whipple nor any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Whipple Employee Plans; (v) all material contributions required to be made by Whipple or any ERISA Affiliate to any Whipple Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Whipple Employee Plan for the current plan years; (vi) with respect to each Whipple Employee Plan no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in
Section 4062, 4063 or 4041 or ERISA has occurred; (vii) each of the Whipple Employee Plans may be terminated by Whipple at any time without liability to Whipple; and (viii) no Whipple Employee Plan is covered by, and neither Whipple nor any ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code. With respect to each Whipple Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Whipple has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and, has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Whipple Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the best knowledge of Whipple is threatened, against or with respect to any such Whipple Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither Whipple nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

            (d) With respect to each Whipple Employee Plan, Whipple has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder and (ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder.

            (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Whipple or any other ERISA Affiliate to severance benefits or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider.

            (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Whipple or other ERISA Affiliate relating to, or change in participation or coverage under, any Whipple Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Whipple's financial statements.

     2.17 Employee Matters. Whipple is in full compliance with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. There are no pending claims against Whipple under any workers compensation plan or policy or for long term disability. Whipple has no obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There are no proceedings pending or, to the knowledge of Whipple or the Whipple Principals, threatened, between Whipple and any of its employees. Whipple is not a party to any collective bargaining agreement or other labor union contract and Whipple does not know of any activities or proceedings of any labor union or to organize any such employees.

     2.18 Interested Party Transactions. Whipple is not indebted to any director, officer, employee or agent of Whipple, including the Whipple Principals (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Whipple.

     2.19 Insurance. A summary of the policies of insurance (other than Whipple Employee Plans) and performance and payment bonds carried by Whipple, and a summary of any claims asserted under any such policies and bonds since January 1, 1993 is attached as Schedule 2.19. The coverages under all such policies will continue in full force and effect for the benefit of Somerset subsequent to Closing with respect to the businesses conducted by Whipple prior to Closing. There is no claim pending under any of such policies or bonds and coverage has not been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Whipple is otherwise in compliance with the terms of such policies and bonds. Neither Whipple nor any Whipple Principal has any knowledge of any threatened termination of, or material premium increase with respect to any of such policies.

     2.20 Contracts. Schedule 2.20 sets forth a true and complete list of all written contracts and agreements to which Whipple is a party (including but not limited to contracts relating to asset management) relating to the operation of the business of Whipple, with aggregate expected revenue, payments, or liabilities to Whipple in excess of $5,000 in any given fiscal year of Whipple, other than engagement letters with clients in the ordinary course for the performance of accounting or consulting services by Whipple. True and complete copies of all such contracts, including all amendments, modifications and supplements thereto, have been delivered to Somerset. Whipple has entered into all such contracts in the ordinary course of business consistent with past practice; Whipple is not in default thereunder and, to the knowledge of the Whipple Principals, no other party to any such contract is in default thereunder and there are to the knowledge of the Whipple Principals no existing conditions or state of facts which with the passage of time or the giving of notice would constitute such default. Whipple and the Whipple Principals have obtained any and all third party consents under or required by such contracts in connection with the Merger in order to obtain for Somerset the full benefit under such contracts.

     2.21 Compliance With Laws. Neither Whipple nor the Whipple Principals have received any notices of violation with respect to any federal, state, local or foreign statute, law or regulation with respect to the conduct of the business of Whipple, or the ownership or operation of the business of Whipple. Whipple has complied in all material respects with, and is not in material violation of any federal, state, local or foreign statute, law or regulation.

     2.22 Minute Books; Stock Records. The minute books of Whipple made available to Somerset contain a complete summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of Whipple through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects. The stock records of Whipple made available to Somerset contain a complete summary of all issuance and transfers of shares of Whipple Common Stock and other equity interests in Whipple.

     2.23 Brokers' and Finders' Fees. Neither Whipple nor the Whipple Principals have incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.24   Board Approval.  The Board of Directors of Whipple has unanimously
(i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of the shareholders of Whipple and is on terms that are fair to such shareholders and (iii) recommended that the shareholders of Whipple approve this Agreement and the Merger.

     2.25 Vote Required; Shareholder Approval. The written consent of the Whipple Principals is the only vote of the holders of any of Whipple's Common Stock necessary to approve this Agreement and the transactions contemplated hereby, and the Whipple Principals have unanimously approved this Agreement and the Merger. There are no dissenting shareholders or persons with dissenter's rights (as such terms are defined in the Indiana Business Corporation Law) related to the transactions contemplated hereby.

     2.26 Accounts Receivable; Unbilled Work in Process. The accounts receivable of Whipple as of December 31, 1997, are listed in attached Schedule
2.26. Such accounts receivable represent and will represent bona fide claims against debtors for sales and other charges. The amounts carried for doubtful accounts and allowances disclosed in the Financial Statements for the current fiscal year of Whipple are sufficient to provide for any losses which may be sustained on realization of the receivables. The unbilled work-in-process of Whipple as of December 31, 1997, is described in attached Schedule 2.26. All such work in process reflects time incurred by Whipple employees in performing services for its clients in the ordinary course of business in accordance with past practice and in accordance with the terms of engagements with such clients. There have been no significant changes in the accounts receivable and work-in-process of Whipple since December 31, 1997, except in the ordinary course of business.

     2.27 Clients. The Whipple Principals shall prepare and provide to Somerset within ten (10) business days subsequent to the Effective Time a current list of Whipple clients as of December 31, 1997, indicating as to each client as applicable total accounts receivable and work-in-process (together with agings thereof) as of December 31, 1997. There have been no changes in the accounts receivable and work-in-process of Whipple since June 30, 1997, except in the ordinary course of business. No client or account of Whipple which individually accounted for more than one percent (1%) of Whipple's gross revenues during the twelve (12) month period preceding December 31, 1997, has cancelled or otherwise terminated, or to the knowledge of the Whipple Principals made any threat to cancel or terminate its relationship with Whipple or its prospective relationship with Somerset, and to the knowledge of Whipple and the Whipple Principals, no such clients intend to cancel or otherwise terminate their relationship with Whipple or Somerset or to decrease materially their usage of services or products of Whipple or Somerset.

     2.28 Assets Under Supervision. As of the date hereof, Whipple has no less than $130,000,000 (by current market value) in client assets under supervision, including accounts comprising at least $30,000,000 (by current market value) in assets to which Whipple provides periodic consulting services. The fees for investment supervision and consulting and financial planning activities earned by Whipple during calendar year 1997, were $349,451. Within ten (10) business days after the date hereof, the Whipple Principals shall provide to Somerset a listing of all clients for which Whipple provided asset supervisory services during calendar year 1997, including in such listing the name, account number, account start date, assets under management and market value of assets for each custodian.

     2.29 Investment Representations. The Whipple Principals jointly and severally represent and warrant that:

            (a) Restricted Shares; Rule 144. The Whipple Principals are aware that the Somerset Common Stock to be received by them in the merger must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Whipple Principals are aware of the provisions of Rules 144 and 145 promulgated under the Securities Act which permit limited resale of shares received in a private placement subject to the satisfaction of certain conditions, including, among other things the existence of a public market for the shares, the availability of certain current public information about Somerset, the resale occurring not less than one (1) year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limi-tations. The Whipple Principals are further aware that the certificates representing the Somerset Common Stock to be received by them in the Merger shall bear the following legend:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR 145 UNDER SUCH ACT"

            (b) Experience. The Whipple Principals have substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Somerset so that they are capable of evaluating the merits and risks of their investment in Somerset and have the capacity to protect their own interests. In addition, each Whipple Principal recognizes that a holding in Somerset is highly speculative and involves significant risks including a complete loss of such holding.

            (c)   Investment.  Each Whipple Principal is acquiring the
Somerset Common Stock to be received in the Merger for investment for his or her own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Each Whipple Principal under-stands that such Somerset Common Stock has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon among other things the bona fide nature of the investment intent and the accuracy of the representations as expressed herein.

            (d) Public Market; No Federal or State Approval. Each Whipple Principal understands that while a public market currently exists for the Common Stock of Somerset, that Somerset has made no assurances that a public market will continue to exist in the future. Each Whipple Principal understands that no federal or state agency has passed upon the Somerset Common Stock or made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the Somerset Common Stock.

            (e) Access to Data. Each Whipple Principal has had an opportunity to discuss the business, management and financial affairs of Somerset with its management. Each Whipple Principal has also had opportunity to ask questions of officers of Somerset, which questions were answered to his or her satisfaction.

     2.30 Representations Complete. None of the representations or warranties made by Whipple or the Whipple Principals herein or in any Schedule or Exhibit hereto, including the Whipple Disclosure Schedule, or certificate furnished by Whipple or any Whipple Principals pursuant to this Agreement, when all such documents are read together in their entirety, as of the date hereof contains any untrue statement of a material fact, or as of the date hereof omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                           ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF SOMERSET

     Except as disclosed in a document of even date herewith delivered by Somerset to Whipple prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Somerset Disclosure Schedule"), Somerset represents and warrants to the Whipple Principals as follows:

     3.1 Organization, Standing and Power. Somerset is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana. Somerset has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business and properties makes such qualification necessary. Somerset has delivered a true and correct copy of its Amended Articles of Incorporation and Amended and Restated Code of By-Laws, each as amended to date, to Whipple. Somerset is not in violation of any of the provisions of its Amended Articles of Incorporation or Amended and Restated Code of By-Laws.

     3.2 No Violation; Authority. Neither the execution, delivery, and performance of this Agreement and all of the other agreements and instruments to be executed and delivered pursuant hereto, nor the consummation of the transactions contemplated hereby or thereby, will, with or without the passage of time or the delivery of notice or both, (i) conflict with or result in a violation or breach of, or constitute a default or require consent of any third party (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which Somerset is a party or by which Somerset may be bound, (ii) violate any statute, ordinance, or law or any rule, regulation, order, writ, injunction, or decree of any court, administrative agency, or commission or other governmental authority or instrumentality ("Government Entity") applicable to Somerset or by which Somerset may be bound, or (iii) violate any provision of the Amended Articles of Incorporation or Amended and Restated Code of By-Laws of Somerset. Somerset has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the trans-actions contemplated hereby have been duly authorized by all necessary corporate action on the part of Somerset. This Agreement has been duly executed and delivered by Somerset and constitutes the valid and binding obligation of Somerset enforceable against Somerset in accordance with its terms. No consent, approval, order, or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Somerset in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger, as provided in Section 1.2, (ii) the filing of a Form 8-K with the Securities and Exchange Commission ("SEC") and National Association of Securities Dealers ("NASD") within fifteen (15) days after the Closing Date,
(iii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, and (iv) the filing with the NASDAQ National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Somerset Common Stock issuable upon conversion of the Whipple Common Stock in the Merger.

     3.3 Capital Structure. The authorized capital stock of Somerset consists of 4,000,000 shares of Common Stock, of which there are 2,564,841 shares of Common Stock issued and outstanding as of the date hereof.

     3.4 SEC Documents; Financial Statements. Somerset has made available to Whipple and the Whipple Principals a true and complete copy of each statement report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filings made with the SEC by Somerset since January 1, 1997 (collectively, the "Somerset SEC Documents"). In addition, Somerset has made available to Whipple and the Whipple Principals all exhibits to the Somerset SEC Documents filed prior to the date hereof. As of their respective filing dates, the Somerset SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the Securities Act, and none of the Somerset SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Somerset SEC Document. The financial statements of Somerset, including the notes thereto, included in the Somerset SEC Documents (the "Somerset Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Somerset Financial Statements fairly present the consolidated financial condition and operating results of Somerset and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Somerset accounting policies except as described in the notes to the Somerset Financial Statements. There has been no material adverse change in the business, financial condition, or results of operations of Somerset since the date of the most recent Somerset Financial Statement.

     3.5    Representations Relating to Reorganization Status.

            (a) Somerset has no plan or intention to reacquire any of its stock issued in the Merger.

            (b)   Somerset is not an investment company as defined by
Section 368(a)(2)(F)(iii) and (iv) of the Code.

            (c) Somerset is participating in the Merger for good and valid business reasons and not for tax purposes.

            (d) Following the Merger, Somerset intends to continue substantially all of the historic business of Whipple other than Audit and Attestation Services, as defined in Section 4.13.

     3.6 Representations Complete. None of the representations or warranties made by Somerset herein or in any Schedule or Exhibit hereto, including the Somerset Disclosure Schedule and the Somerset SEC Documents, or certificate furnished by Somerset pursuant to this Agreement, when all such documents are read together in their entirety as of the date hereof, contains any untrue statement or a material fact, or as of the date hereof omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.



                            ARTICLE IV

               ADDITIONAL AGREEMENTS OF THE PARTIES

     4.1 Employment Agreements. Each Whipple Principal is this date entering into an Employment Agreement with Somerset.

     4.2 Resignations. Each applicable Whipple Principal is this date resigning as a director or officer of Whipple.

     4.3 Noncompetition and Nondisclosure Agreements of Whipple Principals and Whipple & Company, PC. Each Whipple Principal is this date entering into a Noncompetition and Nondisclosure Agreement with Somerset. The Whipple Principals have caused Whipple & Company PC this date to enter into a Non-competition and Nondisclosure Agreement with Somerset.

     4.4 Employment Agreements of Additional Whipple Key Personnel. The Whipple Principals have this date obtained and delivered to Somerset executed Employment Agreements between Somerset and the following additional Key Personnel of Whipple ("Key Personnel"): Nancy Jo Kriner, Janet Rowe Luddy, Brian J.Kinnaman, Thomas E. Walker, Janine D. Burkhart, Stephen J. Diagostino, Michael
A. Fritton, Karrol L. Gibbs, Kenneth J. Hedlund, Deadra R. Wynkoop, Leslie D. Thompson, and Jay Alan Feller. Such Key Personnel will be employed by Somerset as employees at-will, and Somerset shall have no obligation to employ or to continue to employ any such Key Personnel.

     4.5 Assignments of Employment Agreements. Whipple has this date assigned to Somerset all of its right, title, and interest in and to existing employment agreements between Whipple and employees of Whipple other than the Whipple Principals and Key Personnel. Subsequent to Closing, the Whipple Principals will cooperate with Somerset in effecting the execution by such employees of new employment agreements in form satisfactory to Somerset. Any such employees will be employed by Somerset subsequent to Closing as employees at-will, and Somerset shall have no obligation to employ or to continue to employ any such employees.

     4.6 Incentive Stock Options; Employee Benefits. As soon as practicable after the date hereof, in consultation with the Whipple Principals and based on and in connection with performance of Key Personnel subsequent to Closing , Somerset will grant incentive stock options to such Key Personnel employed by Somerset under and in accordance with Somerset's 1991 Stock Incentive Plan. Somerset shall grant to each Whipple employee, including but not limited to the Whipple Principals and Key Personnel, who remains an employee of Somerset subsequent to Closing full credit for all time in service of such employee with Whipple prior to Closing in connection with eligibility and vesting of any such employees in any employee welfare and pension benefit plans of Somerset, subject to any applicable break-in-service rules of such plans, but specifically excluding benefits payable upon severance or termination from employment.

     4.7 Whipple Principals; Bonus Plans. Somerset will cause the Whipple Principals employed by Somerset to be eligible for stock options and other performance-based bonus plans of Somerset at the discretion of and subject to terms approved by the Somerset Board of Directors.

     4.8 Election of Whipple Principal as Director of Somerset. The Board of Directors of Somerset has elected Patrick J. Early as a director of Somerset to serve in such capacity until the 1998 Somerset annual meeting of share-holders, and has nominated and endorsed Patrick J. Early for election by the shareholders of Somerset at the 1998 Somerset annual meeting of shareholders as a director of Somerset for a three (3) year term.

     4.9 December 31, 1997, Balance Sheet. Within five (5) business days subsequent to the date hereof, the Whipple Principals shall prepare at their expense and deliver to Somerset a December 31, 1997, Balance Sheet of Whipple which conforms to the representations and warranties for such December 31, 1997, Balance Sheet contained in Section 2.6, which shall be subject to review and approval by Somerset. In the event of a dispute between Somerset and the Whipple Principals with respect to the form or content of the December 31, 1997, Balance Sheet which has not been resolved within a period of thirty (30) days subsequent to Closing, the parties shall submit the dispute, together with all pertinent records and documents to the Indianapolis office of Arthur Anderson, LLP, the decision of which shall be final and binding. The Whipple Principals collectively and Somerset shall each be responsible for one-half of the fees and expenses of such firm.

     4.10 Financial Statements. The Whipple Principals shall cooperate when and as requested by Somerset and its independent auditors, KPMG Peat Marwick, LLP, in providing information and assurances and assisting in the preparation of audited financial statements of Whipple required by Somerset in connection with its filings with the SEC.

     4.11 Pooling-of-Interests Accounting Method. Whipple, the Whipple Principals, and Somerset shall as of and subsequent to Closing, use their reasonable efforts and cooperate in activities in support of the accounting by Somerset for the Merger under the Pooling-of-Interests Accounting Method in conformity with the requirements of Opinion No. 16 (Business Combinations) of the Accounting Principles Board and the related interpretation of the American Institute of Certified Public Accountants (APB No. 16), as amended by Statements of the Financial Accounting Standards Board.

     4.12 Accounts Receivable. The Whipple Principals will, as requested by Somerset, assist Somerset in collecting the accounts receivable of Whipple as of Closing, and in billing and collecting unbilled work in process of Whipple as of Closing in accordance with the past practice of Whipple.

     4.13 Compliance with Requirements Relating to Practice of Accountancy. Subsequent to Closing, Somerset and the Whipple Principals will use their reasonable efforts and will cooperate, in connection with the business and operations of Somerset and Whipple & Company, PC (as defined in Section 4.14 below), in complying with applicable laws and rules relating to the practice of accountancy, including the Indiana Accountancy Act of 1993, the rules of the Indiana Board of Accountancy, and all applicable professional requirements and standards. Without limiting the generality of the foregoing, Somerset (and the Whipple Principals in their capacities as employees of Somerset) shall not subsequent to Closing, provide any services described in IC 25-2.1-12-2 and
IC 25-2.1-12-3, including, but not limited to, preparation of reports in connection with audits, reviews and compilation of financial statements, including associated field work (collectively, "Audit and Attestation Services"). In addition, subsequent to Closing, Somerset (and the Whipple Principals as employees of Somerset) shall not hold Somerset out as a licensee of the Indiana Board of Accountancy under IC 25-2.1-5, and Somerset shall promptly after Closing terminate and surrender the permit from the Indiana Board of Accountancy to practice accountancy maintained by Whipple prior to Closing under IC 25-2.1-5.
     4.14 Operations of Whipple & Company, PC. Subsequent to Closing, the Whipple Principals may form, own, and operate an Indiana professional corporation, initially under the name Whipple & Company, PC, by revocable nonexclusive license from Somerset ("Whipple PC"), for which the Whipple Principals shall obtain a permit under IC 25-2.1-5 and which shall operate solely for the purpose of providing Audit and Attestation Services. To the extent permitted by law and applicable professional standards, Whipple PC shall refer its clients exclusively to Somerset for the performance of any financial services other than Audit and Attestation Services, including but not limited to
the following:    (1) tax consulting and tax preparation services; (2) business and management consulting services, including but not limited to business consulting, medical, valuation, and litigation services; and (3) financial planning and asset management services (hereinafter collectively "Business Services"). Whipple PC has executed and delivered to Somerset this date (a) a Management Services Agreement, under which Somerset will provide facilities and services in connection with the operations of Whipple PC, and (b) a Noncompeti-tion and Nondisclosure Agreement for the benefit of Somerset with respect to the performance of Business Services.


                            ARTICLE V

                         INDEMNIFICATION

     5.1    Indemnification by Whipple Principals.

            (a)   Indemnity.  From and after the Closing, the Whipple
Principals (the "Indemnitors") hereby agree jointly and severally to indemnify and hold harmless Somerset and its respective shareholders, officers, directors, agents and employees (each an "Indemnitee") from and against any and all losses, costs, damages, liabilities, claims, demands, actions, causes of action, including without limitation reasonable legal fees (collectively, "Damages") arising out of:

                  (i) Any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Whipple or any one or more Whipple Principals in this Agreement the Whipple Disclosure Schedule or any exhibit or schedule to this Agreement; and
                  (ii) All claims, demands, and causes of action by third parties (including without limitation Governmental Entities) of any kind or nature arising from the conduct of the business of Whipple, including the Affiliated Entities, prior to the date hereof.

            (b) Waiver of Contribution and Indemnity. The Whipple Principals jointly and severally waive any and all rights of indemnity and contribution which any or all of them have against Somerset as successor in interest to Whipple by operation of law.

            (c) Termination of Indemnification. The right to indemnity under Section 5.1(a) above shall terminate twelve (12) months after the Effec-tive Time; provided, however, (i) that the right to indemnity under Section 5.1(a) above for claims arising under Sections 2.6, 2.8, 2.15 (other than subsection [g]), and 2.26 shall terminate as of the date on which the first audit of the financial statements of the combined entity resulting from the Merger is completed; (ii) that the right to indemnity under Section 5.1(a) above for claims arising under Section 2.15(g) shall terminate at Closing, and (iii) that the right of indemnity under Section 5.1(a) above for any claims asserted by Somerset prior to any applicable termination date as provided above shall survive any such termination date.

            (d) Indemnification Basket. Somerset shall not have any right to indemnification under this Section 5.1 until and only to the extent that amounts owed to Somerset exceed, in the aggregate, the sum of $5,000.

     5.2    Indemnification by Somerset.

            (a) Indemnity. From and after the Closing, Somerset (the "Indemnitor") hereby agrees to indemnify and hold harmless the Whipple Principals (the "Indemnitees") against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action including without limitation reasonable legal fees (collectively, "Damages") arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Somerset in this Agreement, the Somerset Disclosure Schedule or any exhibit or schedule to this Agreement.

            (b) Termination of Indemnification. The right to indemnity under Section 5.2(a) above shall terminate twelve (12) months after the Effective Time; provided, however, that the right to indemnification for claims arising under Section 3.3 shall terminate as of the date on which the first audit of the financial statements of the combined entity resulting from the Merger is completed; and provided further that the right to indemnification for claims arising under Section 3.5 shall terminate at Closing. Any right of the Whipple Principals to indemnity under Section 5.2(a) above for any claims asserted prior to the applicable termination date as provided above shall survive any such termination date.

            (c) Indemnification Basket. The Whipple Principals shall not have any right to indemnification under this Section 5.2 until and only to the extent that amounts owed to the Whipple Principals exceed, in the aggregate, the sum of $5,000.

     5.3    Indemnification Procedure.

            (a) Whenever any claim shall be asserted against or incurred by an Indemnitee (as defined under Section 5.1 for a claim thereunder and under Section 5.2 for a claim thereunder), the Indemnitee shall given written notice thereof to Indemnitor (which shall be the Whipple Principals or Somerset for a claim under Sections 5.1 or 5.2, respectively) within fifteen (15) days of notice of such claim. Indemnitee shall furnish to Indemnitor in reasonable detail such information as the Indemnitee may have with respect to the claim (including in any case copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). The failure to give such notice shall not relieve Indemnitor of his indemnification obligations under this Agreement, unless due to such failure Indemnitor is materially prejudiced in conducting any defense of any such claim under Section 5.3(b) below.

            (b) If the claim is based on a claim of a person that is not a party to this Agreement, Indemnitor may, at its expense, undertake the defense of such claim with attorneys of its own choosing reasonably satisfactory to the Indemnitees. In the event Indemnitor, within a reasonable time after receiving notice of a claim from the Indemnitees, fails to defend the claim, the Indemnitees may, at the expense of Indemnitor, undertake the defense of the claim and may compromise or settle the claim, all for the account of Indemnitor. After notice from Indemnitor to the Indemnitees of its election to assume the defense of such claim, Indemnitor shall not be liable to the Indemnitees under this Section 5.3(c) for any legal expenses subsequently incurred by the Indemnitees in connection with the defense thereof, except for such reasonable expenses incurred in connection with, in cooperation with, or at the request of, Indemnitor; provided, however, that the Indemnitees shall have the right to employ, at their expense, counsel to represent them if, In the Indemnitees' reasonable judgment, based upon the advice of counsel, it is advisable, in light of the separate interests of the Indemnitees and Indemnitor, for the Indemnitees to be represented by separate counsel.

            (c) Indemnitor shall not, except with the prior written consent of the Indemnitees, which shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement.

            (d) Except as otherwise provided above, all reasonable costs incurred by the Indemnitees in connection with a claim shall be paid by Indemnitor.

     5.4 Limitations on Indemnification. The aggregate liability of the Whipple Principals under Section 5.1 and of Somerset under Section 5.2 shall not exceed in total an amount equal to ten percent (10%) of the product of (x) the aggregate number of shares of Somerset Common Stock delivered to the Whipple Principals and (y) the average of the bid and asked price per share of Somerset Common Stock as quoted on NASDAQ as of the close of business on the Closing Date. For purposes of determining the extent to which Somerset and the Whipple Principals, respectively, shall be entitled to indemnification under this
Article V, amounts (if any) due under Sections 5.1 and 5.2 shall be deemed applied toward the limitations in this Section 5.4 in the order in which claims with respect to payment of such amounts were asserted under Section 5.3.

     5.5 Exclusions. This Article V shall not apply to the agreements described in Sections 4.1, 4.3, 4.4, and 4.5, and the rights and remedies of the parties to each such agreements shall be determined under the terms of such agreement.


                            ARTICLE VI

                        GENERAL PROVISIONS

     6.1 Expenses. All costs and expenses incurred in connection with this Agreement, the Agreement of Merger, and the other agreements and activities of the parties contemplated by this Agreement shall be paid by the party incurring such expenses.

     6.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

            (a)   If to the Whipple Principals, to the attention of:


                  Patrick J. Early
                  Whipple & Company, P.C.
                  8425 Woodfield Crossing Boulevard, Suite 400
                  P. O. Box 40368
                  Indianapolis, Indiana  46240-0368

                  with a copy to:

                  W. Tobin McClamroch, Esq.
                  Bingham Summers Welsh & Spilman
                  2700 Market Tower
                  10 West Market Street
                  Indianapolis, Indiana  46204-2982

            (b)   If to Somerset, to:

                  The Somerset Group, Inc.
                  2800 First Indiana Plaza
                  135 North Pennsylvania Street
                  Indianapolis, Indiana  46204
                  Attn:       Marni McKinney, President and
                              Chief Executive Officer

                  with a copy to:

                  Bose McKinney & Evans
                  2700 First Indiana Plaza
                  135 North Pennsylvania Street
                  Indianapolis, Indiana  46204
                  Attn:  Kendall C. Crook, Esq.

     6.3 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     6.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     6.5 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Whipple Disclosure Schedule and the Somerset Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided. Notwithstanding the above, Somerset may assign its rights and benefits under this Agreement to a purchaser of all or substantially all of the operating assets of Somerset.

     6.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     6.7 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     6.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana without reference to the conflicts of laws principles thereof. The prevailing party in any dispute under this Agreement shall be entitled to recover its or his attorneys' fees, all reasonable out-of-pocket expenses and disbursements incurred in connection with the dispute.

     6.9 Rules of Construction. The parties have been represented and advised by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     6.10 Survival. The representations, warranties, and agreements set forth in this Agreement or any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger subject to the provision of Sections 5.1(c) and 5.2(b).

     6.11 Knowledge. Whenever used herein, the term "knowledge" or "knowledge of the Whipple Principals" with respect to any subject matter shall mean the actual knowledge of any one or more Whipple Principals after reasonable inquiry.

     The parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.



                              THE SOMERSET GROUP, INC.




                              By:s/Marni McKinney
                              Its:President and C.E.O.


                              WHIPPLE & COMPANY, P.C.


                              By: s/Patrick J. Early
                              Its: President


                            s/Patrick J. Early
                              Patrick J. Early



                            s/Robert C. Phillips
                              Robert C. Phillips



                            s/Steven J. Riddle
                              Steven J. Riddle


                            s/Michael J. McCaslin
                              Michael J. McCaslin


                            s/Stephen F. Dobias
                              Stephen F. Dobias



                            s/Susan E. Naus
                              Susan E. Naus


                            s/Stephen M. Wessel
                              Stephen M. Wessel


                            s/Cannon J. Wood
                              Cannon J. Wood

                            s/James E. Weaver
                              James E. Weaver

166334v1/1-16-98